ASSET PLEDGE & RELEASE AGREEMENT

THIS AGREEMENT made and entered into as of the 1st day of June, 2000 by and between the following:

CYBEROAD.COM CORPORATION, a company incorporated under the laws of Florida, with its registered address at Intrastate Registered Agent, 701 Brickell Avenue, Suite 3000, Miami, Florida, 33133, ("Cyberoad");

CYBEROAD.COM ISLE OF MAN CORPORATION, a company incorporated under the laws of Isle of Man, with its principal place of business being IFG International Limited, Castle Hill, Victoria Road, Douglas, Isle of Man, ("CIOM");

EL MORO FINANCE LTD., a company incorporated under the laws of Tortola, British Virgin Islands, with its principal place of business being Pasea Estate, Road Town, Tortola, B.V.I. ("El Moro"); and

KAZOOTEK.COM TECHNOLOGIES INC., a company incorporated under the laws of British Columbia, Canada, with it's principal place of business being Suite 600, 1380 Burrard Street, Vancouver, BC, V6Z 2H3, ("Kazootek"); and

RECITALS:

The parties hereby acknowledge and agree as follows:

1. That Cyberoad is under obligation by way of a Services Agreement, dated for reference December 31, 1999, between Kazootek and Cyberoad, for an amount equal to costs plus 10% Canadian dollars. An explanation of these fees is set out in Schedule "A" to the Services Agreement, attached hereto.

2. That Cyberoad is under obligation by way of a Revolving Line of Credit Agreement, dated for reference December 10, 1999, between El Moro Finance Ltd and related parties, and Cyberoad, for an amount of U.S. $500,000, and attached hereto.

3. That Cyberoad is under further obligation by way of a Revolving line of Credit Agreement, dated for reference February 24, 2000, between El Moro Finance Ltd. and related parties, and Cyberoad, for an amount of U.S. $200,000, and attached hereto.

4. That Cyberoad hereby agrees to provide and pledge as collateral for it's obligations to Kazootek under the Services Agreement dated for reference December 31, 1999 and attached hereto, all of its operational assets, as set out in Schedule "A" to this agreement, as well as its ownership by way of shares in Ebanx Limited, a company incorporated under the laws of Nevada, U.S.A. and Corporacion Ebanx.com, S.A., a company incorporated under the laws of Panama.

NOW THEREFORE the following terms and conditions are agreed to in full by the parties hereto and are acknowledged by way of signature below.

A. If Cyberoad fails in anyway to meet it's obligations under the Services Agreement by and between Cyberoad and Kazootek, it will immediately upon demand by Kazootek, assign its operational assets, as set out further in the attached Schedule "A", over to Kazootek, as well as it's ownership in Ebanx Limited and Corporacion Ebanx.com, S.A.

B. El Moro acknowledges Cyberoad's obligation to Kazootek in this manner, and agrees not to hold Cyberoad liable or responsible, in respect only to the above mentioned assets being pledged; and if Cyberoad were to fail in anyway to meet it's obligations under the two Revolving Line of Credit Agreements as referenced above and attached hereto, El Moro would have no claim against Cyberoad in respect to the assets being pledged.

C. CIOM, party to the Revolving Line of Credit Agreement dated for reference December 31, 1999, also agrees not to hold Cyberoad liable or responsible in respect to the assets being pledged, and acknowledges that it has no claim against Cyberoad in this regard.

D. CIOM, the sole owner of 100% of the shares in Corporacion Ebanx.com, S.A., and the sole owner of 100% of the shares in Ebanx Limited, agrees to furnish to Kazootek, immediately upon Cyberoad's request, 100% ownership of Corporacion Ebanx.com, S.A. and 100% ownership of Ebanx Limited.

GOVERNING LAW

This agreement shall be governed and construed in accordance with the laws of British Columbia, Canada.

SUCCESSORS

This agreement shall enure to the benefit of the Assignees, and shall be binding upon the Assignor and it's executors, successors and assigns.

ASSIGNMENT

The parties hereto may not assign their rights or obligations binding as part of this Agreement, in whole or in part, without the prior written consent of all the parties hereto.

EXECUTION IN COUNTERPART

This agreement may be signed in counterpart, in as many counterparts as may be necessary, each of which shall be deemed to be an original, and each of which shall bear the date as first written above. All counterparts together shall form one and the same agreement.

ACKNOWLEDGED AND AGREED TO this 1st day of June, 2000, by and between:

CYBEROAD.COM CORPORATION                    CYBEROAD ISLE OF MAN CORPORATION


/s/ John Coffey                             /s/ John Coffey
---------------------------                 ---------------------------
John Coffey,                                John Coffey,
President                                   President

EL MORO FINANCE LTD.                        KAZOOTEK.COM TECHNOLOGIES INC.


/s/ Kay Richardson                          /s/ Jason Gordon
---------------------------                 ---------------------------
Kay Richardson,                             Jason Gordon,
Director                                    President


/s/ Annetta Penn
---------------------------
Annetta Penn
Director

                                  SCHEDULE "A"


         The operational assets as described in the Agreement contained herein, shall include, but not be limited to the following:

A. All Equipment, Furniture and Fixtures considered necessary to carry on through the normal course of business, contained on the premises at Suite 600, 1380 Burrard Street, Vancouver, B.C., V6Z 2H3.

B. All Equipment, Furniture and Fixtures considered necessary to carry on through the normal course of business, contained on the premises at Suite 800, Harbour Centre, 555 West Hastings Street, Vancouver, B.C., V6B 4N5.